UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2015

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.    Changes in Registrant's Certifying Accountant.

Dismissal of Current Independent Registered Certified Public Accounting Firm
On June 8, 2015, Vector Group Ltd. (the "Company") dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered certified public accounting firm, effective June 8, 2015. The decision to change principal accountants was approved by both the Company's Audit Committee (the “Audit Committee”) and its Board of Directors.
PwC’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle.
During the fiscal years ended December 31, 2014 and December 31, 2013 and in the interim subsequent period through June 8, 2015, there were (i) no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in their reports, and (ii) no “reportable events” as defined by Item 304(a)(1)(v) of Regulation S-K, except for the previously reported material weaknesses in the Company's internal control over financial reporting related to (a) the effectiveness of the Company’s monitoring activities of a business which became a consolidated subsidiary in December 2013 (Douglas Elliman Realty, LLC), which led to (b) deficiencies in the period-end financial reporting processes at the Douglas Elliman, including controls over the preparation, analysis and review of certain significant account reconciliations required to assess the appropriateness of account balances at period-end, as well as controls over the preparation and review of the interim and annual financial statements, (c) segregation of duties of finance and accounting personnel at Douglas Elliman being improperly designed and not effective because certain personnel were authorized to perform interrelated functions that could have resulted in either erroneous or inappropriate actions, (d) processing and recording of recurring and non-recurring journal entries at Douglas Elliman being improperly designed and not effective to ensure that journal entries were either prepared with sufficient documentation or reviewed and approved, and (e) controls over access to information technology systems at Douglas Elliman being improperly designed and not effective because certain personnel have inappropriate access. Management's Report on Internal Control Over Financial Reporting included in Item 9A of the Form 10-K for the fiscal year ended December 31, 2014 (the "2014 Form 10-K") and Item 4A of Form 10-Q for the quarterly period ended March 31, 2015 states management is continuing to engage in efforts to remediate the underlying causes of the material weaknesses described above. PwC and the Audit Committee have discussed the material weaknesses. The Company has authorized PwC to respond fully to the inquiries of the successor independent registered certified public accounting firm concerning the material weaknesses in the Company's internal control over financial reporting included in the Company's 2014 Form 10-K.
The Company provided PwC with a copy of disclosures it is making in this Form 8-K and requested that PwC furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made herein. A copy of PwC’s letter, dated June 11, 2015, is filed as Exhibit 16.1 hereto.
Engagement of New Independent Registered Certified Public Accounting Firm
On June 8, 2015, the Audit Committee selected, with the approval of the Board of Directors, Deloitte & Touche LLP ("Deloitte") as the Company’s independent registered certified public accounting firm for the Company’s fiscal year ending December 31, 2015.  On June 8, 2015, the Company notified Deloitte that it had been selected as its independent registered certified public accounting firm for the Company’s fiscal year ending December 31, 2015.
During the fiscal years ended December 31, 2014 and December 31, 2013, and the subsequent interim period through the date of this filing, neither the Company nor anyone on its behalf has consulted with Deloitte regarding (i) the application of accounting principles to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Deloitte concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, (ii) any matter that was the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or (iii) any reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company requested that Deloitte review the information set forth in the fifth and sixth paragraphs of this Item 4.01 before this Current Report on Form 8-K was filed with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibit

(c)	Exhibit.

Exhibit No.	Exhibit
16.1	Letter of PwC to the Securities and Exchange Commission, dated June 11, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

By:     /s/ J. Bryant Kirkland III
J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer

Date:    June 11, 2015